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Advantage Learning Systems, Inc.

Exhibit 10.2 - Tax Indemnification Agreement dated as of August 29, 1997 between Terrance Paul, Judith Paul, Mark J. Bradley as Trustee of the Terrance and Judith Paul Descendants' Trust, and The Institute for Academic Excellence, Inc.


                        TAX INDEMNIFICATION AGREEMENT



     THIS TAX INDEMNIFICATION AGREEMENT, dated as of this 29th day of August, 1997, is entered into by Institute for Academic Excellence, Inc., a Wisconsin corporation (the "Company"), and Judith A. Paul, Terrance D. Paul and Mark J. Bradley, as Trustee of the Terrance and Judith Paul Descendants' Trust (individually, a "Stockholder" and collectively, the "Stockholders");

                                  RECITALS:

     WHEREAS, the Stockholders held all of the outstanding shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") prior to January 2,1997.

     WHEREAS, the Company has elected to be taxed as an S corporation under the Code.

     WHEREAS, the Company's parent, Advantage Learning Systems, Inc., is now contemplating offering and selling shares of its Common Stock to the public (the "Public Offering").

     WHEREAS, the Company plans, just prior to the completion of the Public Offering, to terminate its S corporation election.

     WHEREAS, after the termination of the Company's S corporation election, the Stockholders individually will continue to be liable for federal, state, and local income taxes on the Company's Tax Items that pass through to the Stockholders under the provisions of Subchapter S of the Code and any similar provisions of state and local law for all periods prior to the time the Company ceases to be an S corporation.

     NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which hereby are acknowledged, the parties agree as follows:

                                  Article I

                                   PURPOSE

     The purpose of this Agreement is to set forth the agreement of the Company and its Stockholders with respect to certain adjustments to the federal, state and local personal income tax liability of the Stockholders attributable to the Tax Items of the Company that pass through to the Stockholders under the provisions of Subchapter S of the Code and any similar provisions of state and local law for periods during which the Company is an S Corporation, which adjustments arise after the termination of the Company's S election.

                                  Article II

                                 DEFINITIONS

     Section 2.1 For purposes of this Agreement, the following definitions shall apply:

     (a) "Adjustment" shall mean any proposed or final change in any S Corporation Tax Liability initiated by the IRS, state or local taxing authority or any other relevant taxing authority or as a result of the filing of an amended return for the Company.




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     (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect for the taxable period in question.

     (c) "Final Determination" shall mean the final resolution of any Income Tax liability (including all related interest and penalties) for a taxable period. A Final Determination shall result from the first to occur of:

          (i) the expiration of thirty (30) days after IRS acceptance of a Waiver, unless, within such period, the taxpayer gives notice to the other party of the taxpayer's intention to attempt to recover all or part of any amount paid pursuant to the Waiver by the filing of a timely claim for refund;

          (ii) a decision, judgment, decree or other order by a court of competent jurisdiction that is not subject to further judicial review (by appeal or otherwise) and has become final;

          (iii) the execution of a closing agreement under Section 7121 of the Code or the acceptance by the IRS or its counsel of an offer in compromise under Section 7122 of the Code or comparable agreements under the laws of other jurisdictions;

          (iv) the expiration of the time for filing a claim for refund or for instituting suit in respect of a claim for refund disallowed in whole or part by the IRS or other relevant taxing authority;

          (v) any other final disposition of the Income Tax liability for such period by reason of the expiration of the applicable statute of limitations; or

          (vi) any other event that the parties agree is a determination of the liability at issue, including the filing of an amended return.

     (d) "Income Tax" shall mean federal income taxes and state and local taxes imposed upon, or measured by, income. Income Tax includes interest, penalties, additions to tax and additional amounts and any related reasonable professional fees and costs or other expenses.

     (e) "IRS" shall mean the United States Internal Revenue Service or any successor, including, but not limited to, its agents, representatives and attorneys.

     (f) "Pro Rata Share" shall mean each Stockholder's proportionate share of Common Stock owned on the relevant date or held during the relevant period, which proportionate share shall be a fraction, the numerator of which is the number of shares of Common Stock held by the Stockholder on the relevant date or during the relevant period and the denominator of which is the number of shares of Common Stock held by all Stockholders as of the relevant date or during the relevant period.

     (g)  "S Corporation" shall mean an S Corporation within the meaning of
Section 1361 of the Code.

     (h) "S Corporation Tax Liability" shall mean the personal Income Tax liability of a Stockholder for Income Taxes attributable to (a) the Company's Tax Items that pass through to the Stockholder under the provisions of Subchapter S of the Code and any similar provisions of state and local law. or
(b) a Stockholder's receipt of indemnity payments hereunder.

     (i) "Tax Benefit" shall mean a reduction in the personal Income Tax liability of a Stockholder (as a result of Tax Items of the Company and all other Tax Items reflected on the Stockholder's tax return) for any taxable period and any interest paid in connection therewith by the relevant taxing authority. The Stockholder shall be deemed to have realized or received a Tax Benefit from a Tax Item in a taxable period only if and to the extent that the Stockholder's personal Income Tax liability for such period is less than it would have been if such liability were determined without regard to such Tax Item. The Stockholder shall be deemed to have realized or received a Tax Benefit with respect to a carryover only if, when and to the extent the carryover is used to produce a Tax Benefit.

     (j) "Tax Item" shall mean any item of income, gain, loss, deduction, credit, recapture of credit, or any other item which increases or decreases Income Taxes paid or payable by the Stockholder (when the Company is an S Corporation) or by the Company.



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     (k)  "Waiver" shall mean a Waiver of Restrictions on Assessment and
Collection of Deficiency in Tax and Acceptance of Overassessment on Federal Revenue Form 870 or 870-AD (or any successor comparable form or the expiration of a comparable period with respect to any comparable agreement or form under the laws of other jurisdictions).


                                 Article III

                      INDEMNIFICATION FOR CERTAIN TAXES

     Section 3.1 Each Stockholder severally, but not jointly, shall pay to the Company an amount equal to any Tax Benefit realized or received by such Stockholder arising from an Adjustment with respect to a Tax Item of the Company for any taxable period in which the Company was taxable as an S Corporation to the extent such Adjustment would reduce the Accumulated Adjustments Account (the "AAA") below the amount determined as of the last day of the short S year ending in 1997 for purposes of distributing cash to the Shareholders in connection with the Public Offering (ignoring any post-termination distributions to Stockholders).

     Section 3.2 The Company shall pay and indemnify the Stockholders for any S Corporation Tax Liability arising from an Adjustment with respect to a Tax Item of the Company to the extent such Adjustment would increase the AAA above the amount determined as of the last day of the short S year ending in 1997 for purposes of distributing cash to the Shareholders in connection with the Public Offering (ignoring any post-termination distributions to Stockholders).

     Section 3.3 Any payment required under this Article II shall be made by the earlier of (i) thirty (30) days after a Stockholder receives a refund or credit, (ii) thirty (30) days after a Final Determination with respect to such tax, (iii) with respect to a carry over, thirty (30) days after a Stockholder files a tax return on which the carryover produces a Tax Benefit, or (iv) thirty (30) days after the determination by the parties or pursuant to Article IV that such payment is due.


                                  Article IV

                   COOPERATION AND EXCHANGE OF INFORMATION

     Section 4.1 Whenever any Stockholder or the Company becomes aware of an issue which it believes gives rise to payment or indemnification from the other party under Article III, the Stockholder or the Company (as the case may be) shall promptly give notice of the issue to the other party. The Company shall provide copies of any such notice it gives or receives under this Section 4.1 to each of the Stockholders within ten (10) days after giving or receiving such notice. The indemnitor and its representatives, at the indemnitor's expense, shall be entitled to participate in all conferences, meetings or proceedings with the IRS or other taxing authority with respect to the issue. If the indemnitor is more than one Stockholder, the Stockholders liable to provide such indemnification shall agree among themselves upon one representative to participate in such conferences, meetings and proceedings with the Company, the IRS or the applicable taxing authority.

     Section 4.2 The parties agree to consult and cooperate with each other in the negotiation and settlement or litigation of any Adjustment that may give rise to any payment or an indemnification obligation under this Agreement. All decisions with respect to such negotiation and settlement or litigation shall be made by the parties after full, good faith consultation or pursuant to the dispute resolution provisions set forth in Article V hereof. No such representative of the Stockholders shall be permitted to settle any litigation or agree to any Adjustment or indemnification payment without the prior consent of the Stockholders whose combined Pro Rata Shares exceed fifty percent (50%) of the outstanding number of shares of Common Stock held by all Stockholders as of the relevant or the period in controversy.


                                  Article V

                                   DISPUTES

     Section 5.1. If the parties are, after negotiation in good faith, unable to agree upon the appropriate application of this Agreement, the controversy shall be settled by the accounting firm remaining on the list of firms



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set forth on Schedule A hereto after the Company and the representative of the
Stockholders, commencing with the Company, shall have objected seriatim to the other firms on the list (the "Accounting Firm"). The decision of the Accounting Firm shall be final, and each of the Company and the Stockholders agree immediately to pay to the other any amount due under this Agreement pursuant to such decision. The expenses of the Accounting Firm shall be borne one-half by the company and one-half by the Stockholders, on a Pro Rata Share basis, unless the Accounting Firm specifies otherwise.


                                  Article VI

                                MISCELLANEOUS

     Section 6.1. Term of Agreement. This Agreement shall become effective as of the date of its execution and shall continue in full force and effect until terminated by mutual written agreement of all of the parties hereto.

     Section 6.2. Severability. If any term of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remainder of the terms set forth herein shall remain in full force and effect and shall in no way be impaired. The parties stipulate that they would have executed the remaining terms without including any which may hereafter be declared unenforceable. In the event that any term is held to be unenforceable, the parties shall use their best efforts to find an alternative means to achieve the same or substantially the same result as that contemplated by such term.

     Section 6.3. Assignment. Except by operation of law or in connection with the sale of all or substantially all the assets of a party, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Stockholder without the written consent of the Company or by the Company without the written consent of the Stockholders whose combined Pro Rata Shares exceed fifty percent (50%) of the outstanding number of shares of Common Stock held by all Stockholders at the time such consent is requested. Any attempt to assign any right or obligations arising under this Agreement without such consent shall be void. However, the provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     Section 6.4. Further Assurances. Subject to the provisions of this Agreement, the parties shall acknowledge such other instruments and documents, and take all other actions, as may be reasonably required in order to effectuate the purposes of this Agreement.

     Section 6.5. Parties in Interest. Except as herein otherwise specifically provided, nothing in this Agreement expressed or implied is intended to confer any right or benefit upon any person, firm or corporation other than the parties and their respective successors and permitted assigns.

     Section 6.6. Waivers, Etc. No failure or delay on the part of any party in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by any party therefrom shall in any event be effective unless it shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose which given.

     Section 6.7. Set-off. All payments to be made by any party under this Agreement shall be made without set-off, counterclaim or withholding, all of which are expressly waived.

     Section 6.8. Change of Law. If, due to any change in applicable law or regulation or the interpretation thereof by any court or other governing body having jurisdiction subsequent to the date of this Agreement, performance of any provision of this Agreement shall be impracticable or impossible, the parties shall use their best efforts to find alternative means to achieve the same or substantially the same results as are contemplated by such provision.

     Section 6.9. Headings. Descriptive headings are for convenience only and shall not control or affect the meaning of any provision of this Agreement.



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     Section 6.10. Counterparts.  For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties and each executed counterpart shall be an original instrument.

     Section 6.11. Notices. All notices provided of in this Agreement shall be validly given if in writing and (i) delivered personally or (ii) sent by certified mail, postage prepaid, return receipt requested to the address set forth below:

     If to the Company:

          455 Science Drive
          Suite 200
          Madison, Wisconsin  53711

     If to a Stockholder:

          At the address set forth in Schedule B hereto

or to such other address as any party may, from time to time, designate in a written notice given in a like manner to each other party hereto. Notice given in person shall be deemed delivered when received (or when delivery is first refused) and notice given by mail shall be deemed delivered five (5) calendar days after the date mailed.

     Section 6.12. Governing Law. This Agreement shall be governed by the laws of the State of Wisconsin.

     IN WITNESS WHEREOF, the undersigned have caused this Tax Indemnification Agreement to be duly executed as of the day and year first written above.


                               INSTITUTE FOR ACADEMIC EXCELLENCE, INC.


                               By: /s/ Michael H. Baum
                                   -------------------

                               Title: /s/ Chief Executive Officer
                                     ----------------------------

                               /s/ Judith A. Paul
                               ------------------
                               JUDITH A. PAUL

                               /s/ Terrance D. Paul
                               --------------------
                               TERRANCE D. PAUL


                               TERRANCE AND JUDITH PAUL DESCENDANTS'
                                    TRUST

                               By: /s/ Mark J. Bradley
                                  ------------------------
                                  Mark J. Bradley, Trustee



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                                  SCHEDULE A

                               Accounting Firms


Arthur Andersen, LLP
KPMG Peat Marwick LLP
Coopers & Lybrand LLP
Deloitte & Touche
Price Waterhouse LLP
Ernst & Young LLP





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                                ACKNOWLEDGMENT


     The undersigned beneficiary of a subtrust created under the Terrance and Judith Paul Descendants' Trust (the "Trust") hereby (a) acknowledges receipt of a copy of the Tax Indemnification Agreement dated August 29, 1997 between Institute for Academic Excellence, Inc. (the "Company") and Judith A. Paul, Terrance D. Paul and Mark J. Bradley, as Trustee of the Trust (the "Agreement") and (b) agrees that if she receives a Tax Benefit arising from an Adjustment with respect to a Tax Item of the Company in the circumstances set forth in
Section 3.2 of the Agreement, that she will, on behalf of the Trust, repay same to the Company. All words used herein which are not otherwise defined shall have the meanings set forth in the Agreement.

     Dated as of the 29th day of August, 1997.



                                       /s/ Mia T. Paul
                                       ---------------
                                       Mia T. Paul



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                                ACKNOWLEDGMENT


     The undersigned beneficiary of a subtrust created under the Terrance and Judith Paul Descendants' Trust (the "Trust") hereby (a) acknowledges receipt of a copy of the Tax Indemnification Agreement dated August 29, 1997 between Institute for Academic Excellence, Inc. (the "Company") and Judith A. Paul, Terrance D. Paul and Mark J. Bradley, as Trustee of the Trust (the "Agreement") and (b) agrees that if she receives a Tax Benefit arising from an Adjustment with respect to a Tax Item of the Company in the circumstances set forth in
Section 3.2 of the Agreement, that she will, on behalf of the Trust, repay same to the Company. All words used herein which are not otherwise defined shall have the meanings set forth in the Agreement.

     Dated as of the 29th day of August, 1997.



                                       /s/ Bliss Paul Cohen
                                       --------------------
                                       Bliss Paul Cohen




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                                ACKNOWLEDGMENT


     The undersigned beneficiary of a subtrust created under the Terrance and Judith Paul Descendants' Trust (the "Trust") hereby (a) acknowledges receipt of a copy of the Tax Indemnification Agreement dated August 29, 1997 between Institute for Academic Excellence, Inc. (the "Company") and Judith A. Paul, Terrance D. Paul and Mark J. Bradley, as Trustee of the Trust (the "Agreement") and (b) agrees that if she receives a Tax Benefit arising from an Adjustment with respect to a Tax Item of the Company in the circumstances set forth in
Section 3.2 of the Agreement, that she will, on behalf of the Trust, repay same to the Company. All words used herein which are not otherwise defined shall have the meanings set forth in the Agreement.

     Dated as of the 29th day of August, 1997.



                                       /s/ Alyssa M. Paul
                                       ------------------
                                       Alyssa M. Paul



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                                ACKNOWLEDGMENT


     The undersigned beneficiary of a subtrust created under the Terrance and Judith Paul Descendants' Trust (the "Trust") hereby (a) acknowledges receipt of a copy of the Tax Indemnification Agreement dated August 29, 1997 between Institute for Academic Excellence, Inc. (the "Company") and Judith A. Paul, Terrance D. Paul and Mark J. Bradley, as Trustee of the Trust (the "Agreement") and (b) agrees that if he receives a Tax Benefit arising from an Adjustment with respect to a Tax Item of the Company in the circumstances set forth in
Section 3.2 of the Agreement, that he will, on behalf of the Trust, repay same to the Company. All words used herein which are not otherwise defined shall have the meanings set forth in the Agreement.

     Dated as of the 29th day of August, 1997.



                                       /s/ Alexander F. Paul
                                       ---------------------
                                       Alexander F. Paul